UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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United States Steel Corporation
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The following is a transcript from a video made available by United States Steel Corporation to employees on its U. S. Steel Košice, s.r.o. and information technology teams on April 10, 2024.

Transcript – Jim Bruno “Future in 5” video April 8, 2024Tara Carraro (00:20): Hi everyone. I'm Tara Carraro, Chief Communications Officer for U. S. Steel. As we move towards the anticipated close of the transaction with Nippon Steel Corporation, we know it's important that each of you are kept informed throughout the process. To help with that, I'm joined by my colleague Jim Bruno, to talk about what the deal with Nippon Steel will mean for USSK, for us as employees, and for the future of U. S. Steel. So Jim, first question, why is the Nippon Steel transaction the best deal for U. S. Steel?Jim Bruno (00:54): Tara, the way I think about it is if you break it down into everybody that cares about us, our stakeholders, our customers, our employees, in the communities in which we work, I think going through it first I would say clearly from a shareholder perspective, it was great. Our Board of Directors unanimously approved us to accept a $55 per share offer, which I think really highlights all the hard work all of us have been doing, the strategy we had in place and the real value of the company. And then when I think about it in terms of our employees, Nippon Steel is the third or fourth largest steelmaker in the world. They have great technology, which I think is awesome. And so for all the metallurgists that work here, I mean it's really going to position us in an outstanding way to better serve our customers, which come next. (01:46): And so not only can we continue to serve all the customers we have now, we'll also have the horsepower of Nippon Steel's R&D behind us and be able to even bring new types of steel that we don't currently make today. And last but not least, the thing I think of that's really nice about this deal, their corporate values very closely mirror ours. And in the visit I had to Nippon, it was very clear to me. They care a lot about the communities in which they work. And so, if you think about our values and theirs, I think this is a great deal for everyone involved.Tara Carraro (02:23): Will merging with Nippon Steel change how we do business?Jim Bruno (02:27): I don't really think it's going to change in any material way. I think, you know, one thing that's for sure about our business is a change is constant. But again, if I go back to the point that our values are so closely aligned, we care so much about the steel we make, the customers we serve and our communities, I think all of us just need to focus on what we can control, continue to every day do our jobs the way we have been doing them, and constantly strive to get better. And I think we're going to have a great corporation, and the future is incredibly bright. It's really, really exciting from my point of view.Tara Carraro (03:04): Great segue to my next question, Jim. What should employees be doing in anticipation of the merger?Jim Bruno (03:11): I don't think there's anything they should do other than, please don't get distracted. You know, we set record safety last year, we should do that again this year, and we should do that every day so that everyone goes home safe. But all of us should just focus on what we do every day and that's provide the

Transcript – Jim Bruno “Future in 5” video April 8, 2024best possible steel to our customers and make working with U. S. Steel seamless for our customers. That in and of itself will continue to protect our future and help position us in the best way possible.Tara Carraro (03:41): What should employees expect next in the transaction?Jim Bruno (03:44): As we move forward to close, there's a handful of regulatory steps that need to happen. You know, in the U.S., we hear about CFIUS, which is, you know, the national security verification, and Japan's a great partner of ours. There's anti-competition laws and things like that. If I mention it from a USSK perspective, there's also what we have a foreign direct investment process in Slovakia as well as in Europe. So our legal teams are working together and there'll be filings that Nippon puts in place so that the government of Slovakia as well as the European Union can fully assess the deal. And again, Japan's a great ally to the United States with great steelmaking potential and not a lot of competitive overlap in Europe or in the U.S.Tara Carraro (04:35): Jim, as the head of our European business unit, what does the deal mean for USSK?Jim Bruno (04:41): In Europe, USSK, one thing we value a lot is safety and we're leading the corporation. I like to say from a safety perspective, we're currently on a great streak because all of you are doing wonderful work and staying focused on safety and in what we can control. So I think there's going to be more of just continuing to make great steel. But I think as Nippon comes post-close again, this idea of their R&D is going to be of great help. We know we have to decarbonize our facility and as USSK, we put forward a plan to decarbonize, which was very similar to what U. S. Steel is investing in Big River 2. While I think that's a perfectly viable solution set, I think we're going to take some time with Nippon, let them evaluate what we've done, but also take advantage of all the work they've done, their great R&D, and then let's find out what's truly best for USSK.Tara Carraro (05:37): Well thanks, Jim. Thank you so much for joining me, for sharing your thoughts. This is certainly a very exciting time for all of us at U. S. Steel and USSK combined, and I think we all have a very bright future ahead of us. So thanks again. Have a great day.Jim Bruno (05:54): It was great, Tara. Thank you very much. And I fully agree. I mean, I think Dave likes to say the future is bright, but I think it's even brighter now. We've got a great future and it's very exciting.

The following materials were first posted by United States Steel Corporation to its internal company news application, X App, for employees on its U. S. Steel Košice, s.r.o. and information technology teams on April 10, 2024.

X App Post to USSK and IT April 10, 2024Headline: Hear from Jim Bruno on the Nippon Steel transac�onBody copy: Watch this short video where Jim Bruno weighs in on what the an�cipated deal with Nippon S mean for USS and USSK.Video: htps://www.youtube.com/watch?v=MumWl5eOHqYVisual:

The following materials were emailed by United States Steel Corporation to employees on its U. S. Steel Košice, s.r.o. and information technology teams on April 10, 2024.

From: Lenka Pasztorova on behalf of Jim Bruno Subject: Tubular Employees: LIT Employees: Learn more about the upcoming deal with Nippon Steel Date: April 10, 2024 at 11:30 am ETIT Team:Please watch this new video, where I speak to the upcoming deal with Nippon Steel and what it means for USSK and IT. As always, you can visit bestdealforamericansteel.com for more informa�on.Regards, Jim

Additional Information and Where to Find It

This communication relates to the proposed transaction between the United States Steel Corporation (the “Company”) and Nippon Steel Corporation (“NSC”). In connection with the proposed transaction, the Company has filed and will file relevant materials with the United States Securities and Exchange Commission (“SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”), a definitive version of which was filed with the SEC on March 12, 2024. The Company commenced disseminating the definitive Proxy Statement to stockholders of the Company on or about March 12, 2024. The Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or for any other document that may be filed with the SEC in connection with the proposed transaction. The proposed transaction will be submitted to the Company’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT (A DEFINITIVE FILING OF WHICH HAS BEEN MADE WITH THE SEC), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, NSC AND THE PROPOSED TRANSACTION.

The Company’s stockholders will be able to obtain free copies of the definitive Proxy Statement, as well as other documents containing important information about the Company, NSC and the proposed transaction once such documents are filed with the SEC, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the other documents filed with the SEC by the Company can also be obtained, without charge, by directing a request to United States Steel Corporation, 600 Grant Street, Suite 1884, Pittsburgh, Pennsylvania 15219, Attention: Corporate Secretary; telephone 412-433-1121, or from the Company’s website www.ussteel.com.

Participants in the Solicitation

NSC, the Company and their directors, and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of the Company who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, a definitive version of which was filed with the SEC on March 12, 2024. Information about these persons is included in each company’s annual proxy statement and in other documents subsequently filed with the SEC, and was included in the definitive version of the Proxy Statement filed with the SEC. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains information regarding the Company and NSC that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, the construction or operation of new or existing facilities or capabilities, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of the Company’s or NSC’s control. It is possible that the Company’s or NSC’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company or NSC, as applicable, believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s or NSC’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the possibility that the Company’s stockholders may not approve the proposed transaction; the risks and uncertainties related to securing the necessary stockholder approval; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock or NSC’s common stock or American Depositary Receipts; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company or NSC to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company. The Company directs readers to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and Form 10-K for the year ended December 31, 2023, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Risks related to NSC’s forward-looking statements include, but are not limited to, changes in regional and global macroeconomic conditions, particularly in Japan, China and the United States; excess capacity and oversupply in the steel industry; unfair trade and pricing practices in NSC’s regional markets; the possibility of low steel prices or excess iron ore supply; the possibility of significant increases in market prices of essential raw materials; the possibility of depreciation of the value of the Japanese yen against the U.S. dollar and other major foreign currencies; the loss of market share to substitute materials; NSC’s ability to reduce costs and improve operating efficiency; the possibility of not completing planned alliances, acquisitions or investments, or such alliances, acquisitions or investments not having the anticipated results; natural disasters and accidents or unpredictable events which may disrupt NSC’s supply chain as well as other events that may negatively impact NSC’s business activities; risks relating to CO2 emissions and NSC’s challenge for carbon neutrality; the economic, political, social and legal uncertainty of doing business in emerging economies; the possibility of incurring expenses resulting from any defects in our products or incurring additional costs and reputational harm due to product defects of other steel manufacturers; the possibility that we may be unable to protect our intellectual property rights or face intellectual property infringement claims by third parties; changes in laws and regulations of countries where we operate, including trade laws and tariffs, as well as tax, environmental, health and safety laws; and the possibility of damage to our reputation and business due to data breaches and data theft. All information in this communication is as of the date above. Neither the Company nor NSC undertakes any duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s or NSC’s expectations whether as a result of new information, future events or otherwise, except as required by law.